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     Exhibit 10.26

       Confidential portions of this document indicated by ***** have been omitted and filed separately with the Commission

                        REYNOLDS ALUMINUM SUPPLY COMPANY
                  10707 North Pomona Ave. Kansas City, MO 64079
                    Phone: (816) 200-1000 Fax: (816) 200-1037



October 30, 2000

Ms. Shar Hruska

Featherlite Mfg. Inc.
P.O. Box 320
Cresco, IA. 52136

Dear Shar:

         Per your verbal authorization, Reynolds Aluminum Supply Company locked up a total of *****# of aluminum ingot at *****/# for aluminum mill finish and painted for the first quarter of 2001. Also, locked up *****# of roof coil for the first quarter of 2001. Orders will be placed according to Featherlite's requirements when needed.

         Please keep this letter for your records. If you have any questions, please give me a call.


Sincerely

/s/ Steve Merryman
Steve Merryman
Reynolds Aluminum Supply Co.

cc:      Gary Ihrke
         Sue Roberts